INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Municipal Intermediate Term Fund of


Merrill Lynch Municipal Series Trust:



We consent to the use in Post-Effective Amendment No. 14 to Registration Statement No. 33-8058 of our report dated December 10, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP


Princeton, New Jersey


February 21, 1997